Exhibit 5.1

Arthur Cox LLP Ten Earlsfort Terrace Dublin 2 D02 T380 +353 1 920 1000 dublin@arthurcox.com dx: 27 dublin Dublin Belfast London New York San Francisco arthurcox.com

Our Reference: AD107-001

21 July 2026

PRIVATE AND CONFIDENTIAL

To:	The Directors

ads-tec Energy plc (the “Company”)

10 Earlsfort Terrace

Dublin 2

D02 T380

Ireland

Dear Sirs,

1.	Basis of Opinion

1.1	We have acted as solicitors in Ireland for the Company, a public limited company organised under the laws of Ireland with registration number 700539 in connection with the preparation of a registration statement on Form F-3 (the “Registration Statement”) and the prospectus contained therein filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration by the Company of up to 27,493,949 ordinary shares in the Capital of the Company, nominal value US$0.0001 per share (“Ordinary Shares”), consisting of (i) 6,324,000 Ordinary Shares issued on 8 May 2026 pursuant to certain subscription agreements dated 8 May 2026 (the “May 8 Subscription Agreements”), (ii) 3,000,000 Ordinary Shares issued on 5 June 2026 pursuant to the subscription agreement dated 28 May 2026 (the “May 28 Subscription Agreement” and, together with the May 8 Subscription Agreements, the “Subscription Agreements”), and (iii) 18,169,949 Ordinary Shares purchased by certain selling securityholders pursuant to a private placement transaction in December 2023 and certain open-market transactions between December 2023 and the date hereof.

1.2	This opinion is solely for the benefit of the addressee of this Opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent. However, we hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and requisitions of the SEC thereunder.

Séamus Given ● Orla O’Connor (Chair) ● John Matson ● Kevin Murphy ● Cormac Kissane ● Kevin Langford ● Eve Mulconry ● Philip Smith ● Kenneth Egan ● Fintan Clancy ● Rob Corbet ● Aaron Boyle ● Rachel Hussey ● Colin Kavanagh ● Kevin Lynch ● Geoff Moore (Managing Partner) ● Chris McLaughlin ● Maura McLaughlin ● Joanelle O’Cleirigh ● Richard Willis ● Deirdre Barrett ● Cian Beecher ● Ailish Finnerty ● Robert Cain ● Connor Manning ● Keith Smith ● John Donald ● Dara Harrington ● David Molloy ● Stephen Ranalow ● Simon Hannigan ● Colin Rooney ● Aiden Small ● Phil Cody ● Karen Killoran ● Richard Ryan ● Danielle Conaghan ● Brian O’Rourke ● Cian McCourt ● Louise O’Byrne ● Michael Twomey ● Cormac Commins ● Tara O’Reilly ● Michael Coyle ● Darragh Geraghty ● Patrick Horan ● Maeve Moran ● Deirdre O’Mahony ● Deirdre Sheehan ● Ian Dillon ● David Kilty ● Siobhán McBean ● Conor McCarthy ● Olivia Mullooly ● Mairéad Duncan-Jones ● Imelda Shiels ● Ruth Lillis ● Sarah McCague ● Sarah Thompson ● Niamh McGovern ● Ciara Buckley ● Ian Duffy ● Sophie Frederix ● Orlaith Kane ● Aisling Kelly ● David Vos ● Jacinta Conway ● Amy McDermott ● Gillian Beechinor ● Kylie Dollard ● Jack Logan ● Peter Murphy ● Shane O’Neill ● Simon Breen ● Maeve Crockett ● Stephanie Hanrahan ● Brendan Kennedy ● Elaine Mooney ● Christopher O’Reilly ● Conall O’Shaughnessy ● Daniel Watters

1.3	This Opinion is given on the basis that our client is the Company. For the purposes of giving this Opinion, we have taken instructions solely from that client.

1.4	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland.

1.5	We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Registration Statement or the transactions contemplated thereby.

1.6	This Opinion is strictly confined to:

(a)	the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter; and

(b)	the Registration Statement (and no other document whatsoever) and the searches listed in paragraph 1.10 below (the “Searches”) (and no other searches whatsoever),

and is subject to the assumptions and qualifications set out below.

1.7	We express no opinion and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the filing of the Registration Statement.

1.8	In giving this Opinion, we have relied upon the Corporate Certificate and the Searches and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.9	For the purposes of this Opinion, we have reviewed:

(a)	a corporate certificate dated 21 July 2026, executed for and on behalf of the Company (the “Corporate Certificate”);

(b)	a copy of the resolutions of the board of directors of the Company dated 27 April 2026;

(c)	the Searches; and

(d)	a draft of the Registration Statement sent to us by email by a representative of Sullivan & Cromwell LLP on 30 June 2026.

1.10	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 21 July 2026:

(a)	on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings or petitions filed in respect of the Company in the last two years; and

(d)	on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland which is maintained by the Registrar of Companies in the CRO against the names of the current directors and secretary of the Company as identified in the search results referred to in paragraph (a) above.

1.11	This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof) and anyone seeking to rely on this Opinion agrees, for our benefit, that the Courts of Ireland shall have exclusive jurisdiction to settle any dispute arising out of, or in connection with, this Opinion. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time or to advise the addressee of this Opinion of any change in law or change in interpretation of law which may occur after the date of this Opinion.

1.12	No opinion is expressed on the taxation consequences of the Registration Statement and any of the matters contemplated thereby.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

2.1	The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland and as such is required as a matter of Irish company law to maintain its registered office in Ireland.

2.2	The Ordinary Shares have been duly authorised and validly issued and are fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Ordinary Shares).

2.3	The Company had the requisite corporate capacity and authority to allot and issue the Ordinary Shares at the time of their respective issuances, and has the requisite corporate capacity and authority to file the Registration Statement.

3.	Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

3.1	The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon, that any signatures (electronic or otherwise) are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature, and that each original was executed in the manner appearing on the copy.

3.2	That the register of members of the Company is up to date and has been correctly completed in accordance with the Constitution and the Companies Act 2014 (the “2014 Act”). That, where an incomplete Registration Statement has been submitted to us, the original of such Registration Statement corresponds in all respects with the last or final draft of the complete Registration Statement submitted to us.

3.3	That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions (whether passed at a meeting or by way of written resolution) have not been amended or rescinded and are in full force and effect.

3.4	That each director of the Company has disclosed any interest which he may have in the transactions contemplated by the Registration Statement in accordance with the provisions of the 2014 Act and the Constitution and none of the directors of the Company has any interest in such transactions except to the extent permitted by the Constitution.

3.5	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the documents and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers.

Restrictions and Disqualifications

3.6	That, based only on the Searches, no person who has been appointed or acts in any way, whether directly or indirectly, as a director or secretary of, or who has been concerned in or taken part in the promotion of, the Company has:

(a)	been the subject of any declaration, order or deemed order for disqualification or restriction under the 2014 Act (including Part 14, Chapters 3 and 4 thereof) or any analogous legislation; or

(b)	received any notice under the 2014 Act (including Part 14, Chapter 5 thereof) or any analogous legislation regarding a disqualification or restriction undertaking.

Accuracy of Searches and the Corporate Certificate

3.7	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such Search been altered. In this connection, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)	searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.8	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate at the time they were made and at all times thereafter.

No other information and compliance

3.9	That the Registration Statement and the documents contemplated therein and the forms attached as exhibits thereto relating to the issuance and sale of the Ordinary Shares are the only documents relating to the subject matter of this transaction and that there are no agreements or arrangements in existence between the parties to the documents contemplated by the Registration Statement which in any way amend or vary the terms of the Registration Statement or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity, Execution and Enforceability

3.10	The filing of the Registration Statement and the issuance and sale of the Ordinary Shares (i) does and will not contravene the laws of any jurisdiction outside Ireland; (ii) does not and will not result in any breach of any agreement, instrument and obligation to which any party thereto is a party and (iii) will not be illegal or unenforceable by virtue of the laws of that jurisdiction.

3.11	That the Ordinary Shares will be sold by the selling securityholders in the manner contemplated in the Registration Statement.

3.12	That, at the time of the sale of any of the Ordinary Shares by the selling securityholders, the effectiveness of the Registration Statement (including any post-effective amendments) shall not have been terminated or rescinded.

3.13	That any document recording the authorisation of the transactions contemplated by the Registration Statement is a true, complete and accurate record of an authorisation which is valid in all respects.

3.14	That all authorisations, approvals or licences required under any law for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Registration Statement have been obtained, remain valid and subsisting and have been complied with.

3.15	That no law or official directive of any jurisdiction, other than the laws of Ireland, affects any of the opinions expressed.

3.16	That, insofar as any obligation under any document examined is to be performed in any jurisdiction other than Ireland, its performance will not be illegal or unenforceable under the law of that jurisdiction.

3.17	That the formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

3.18	That the Company will comply with its obligations under, and the representations and warranties contained in the documents referred to in, the Registration Statement.

Solvency and Insolvency

3.19	That:

(a)	the Company was not unable to pay its debts within the meaning of Sections 509(3) and 570 of the 2014 Act or any analogous provisions under any applicable laws immediately after the filing of the Registration Statement; and

(b)	the Company will not as a consequence of doing any act or thing which the Registration Statement contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provision under any applicable laws.

3.20	That, upon the opening of any insolvency proceedings pursuant to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Recast EU Insolvency Regulation”), the Company will have its “centre of main interests” (as that term is used in Article 3(1) of the Recast EU Insolvency Regulation) in Ireland being the jurisdiction in which the Company has its registered office and will not have an “establishment” (being any place of operations where a debtor carries out or has carried out in the 3-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets) as defined in Article 2(10) of the Recast EU Insolvency Regulation outside Ireland.

Yours faithfully,

ARTHUR COX LLP